                                                                     EXHIBIT 4.1

                                AMENDMENT NO. 1
                                      TO
                               RIGHTS AGREEMENT

     AMENDMENT NO. 1 TO RIGHTS AGREEMENT, dated as of October 14, 1998 (the "Amendment"), between Oryx Energy Company, a Delaware corporation (the "Company"), and ChaseMellon Shareholder Services, L.L.C. (as successor to Manufacturers Hanover Trust Company) (the "Rights Agent").

                                   RECITALS

     WHEREAS, the Company and the Rights Agent are parties to a Rights Agreement dated as of September 11, 1990 (the "Rights Agreement");

     WHEREAS, Kerr-McGee Corporation, a Delaware corporation ("Kerr-McGee"), and the Company intend to enter into (i) an Agreement and Plan of Merger, dated as of October 14, 1998 (as it may be further amended, supplemented or otherwise modified from time to time, the "Merger Agreement"), pursuant to which the Company will merge with and into Kerr-McGee on the terms and conditions stated therein (the "Merger") and (ii) a Stock Option Agreement, dated as of October 14, 1998 (as it may be further amended, supplemented or otherwise modified from time to time, the "Stock Option Agreement"), pursuant to which the Company will grant to Kerr-McGee an option to purchase shares of common stock of the Company on the terms and conditions granted therein;

     WHEREAS, the Board of Directors of the Company has approved the Merger Agreement, the Stock Option Agreement and the Merger; and

     WHEREAS, pursuant to Section 27 of the Rights Agreement, the Board of Directors of the Company has determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable to reflect the foregoing, and the Company and the Rights Agent desire to evidence such amendment in writing.

     Accordingly, the parties agree as follows:

     1. Amendment of Section 1(a). Section 1(a) of the Rights Agreement is hereby amended by adding the following at the end of the first sentence:

          "or (v) Kerr-McGee, or any of its Affiliates or Associates, by virtue of (1) the approval, execution or delivery of the Merger Agreement, (2) the approval, execution or delivery of the Stock Option Agreement, or (3) the consummation of any of the transactions contemplated by the Merger Agreement or the Stock Option Agreement in accordance with the terms thereof."

     2. Amendment of Section 1(b). Section 1(b) of the Rights Agreement is hereby amended by adding the following at the end of the first sentence:

          "; provided, however, that neither Kerr-McGee nor any of its Affiliates or Associates shall be deemed to be an Adverse Person by virtue of (i) the approval, execution or delivery of the Merger Agreement, (ii) the approval, execution or delivery of the Stock Option Agreement, or (iii) the consummation of any of the transactions contemplated by the Merger Agreement or the Stock Option Agreement in accordance with the terms thereof."

     3. Amendment of Section 1(o). Section 1(o) of the Rights Agreement is hereby amended by adding the following at the end thereof:

          "; provided that, nothing in this Agreement to the contrary, none of the approval, execution or delivery of the Merger Agreement or the Stock Option Agreement or any of the consummation of the transactions contemplated by the Merger Agreement or the Stock Option Agreement in accordance with the terms thereof (each, an "Excluded Transaction"), shall be deemed to be a Triggering Event and no Excluded Transaction shall cause the Rights to be adjusted or exercisable in accordance with Section 11,
     Section 13 or any other provision of this Agreement."

     4. Sections 1(q), (r) and (s). The following subsections are hereby added after Section 1(p) of the Rights Agreement:

          "(q) "Kerr-McGee" shall mean Kerr-McGee Corporation, a Delaware corporation.

          (r) "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of October 14, 1998, by and between Kerr-McGee and the Company, as it may be amended, supplemented or otherwise modified from time to time.

          (s) "Stock Option Agreement" shall mean the Stock Option Agreement, dated as of October 14, 1998, by and between Kerr-McGee and the Company granting Kerr-McGee an option to purchase Common Shares, as it may be amended, supplemented or otherwise modified from time to time."

     5. Amendment of Section 2. Section 2 of the Rights Agreement is hereby amended by deleting the following:

          "and the holders of the Rights (and such holders, shall, in accordance with Section 3, prior to the Distribution Date also be the holders of the Common Shares),"

     6. Amendment of Section 3(a). Section 3(a) of the Rights Agreement is hereby amended by adding the following sentence after the first sentence thereof:

          "Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred as a result of the announcement or occurrence of (1) the approval, execution or delivery of the Merger Agreement, (2) the approval, execution or delivery of the Stock Option Agreement, or (3) the consummation of any of the transactions contemplated by the Merger Agreement or the Stock Option Agreement in accordance with the terms thereof."

     7. Amendment of Section 7(a). Section 7(a) of the Rights Agreement is hereby amended by deleting the following clause from Section 7(a):

          "the earlier of (i) the close of business on September 11, 2000 (the "Final Expiration Date"), or (ii) the time at which the Rights are redeemed as provided in Section 23 (the "Redemption Date")."

     and substituting therefore:

          "the earliest of (i) the close of business on September 11, 2000,
     (ii) the Effective Time (as such term is defined in the Merger Agreement), if the Effective Time occurs (the earlier of (i) and (ii) being herein referred to as the "Final Expiration Date"), and (iii) the time at which the Rights are redeemed as provided in Section 23 (the "Redemption Date")."

     8. Amendment of Section 21. Section 21 of the Rights Agreement is hereby amended be deleting the fifth sentence in its entirety and substituting therefore:

          "Any successor Rights Agent, whether appointed by the Company or by such a court, shall be either (a) a corporation organized and doing business under the laws of the United States or of any state of the United States, in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an affiliate of such corporation."

     9. Effectiveness. This Amendment shall be deemed effective as of the date of, and immediately prior to the execution of, the Merger Agreement and the Stock Option Agreement. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected by this Amendment.

     10. Miscellaneous. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect, and shall in no way be effected, impaired or invalidated.

          IN WITNESS WHEREOF, this Amendment has been duly executed by the Company and the Rights Agent as of the day and year first written above.


                              ORYX ENERGY COMPANY


                              By:   /s/ ROBERT L. KEISER
                                    ------------------------------------
                                    Name:  Robert L. Keiser
                                    Title: Chairman of the Board and
                                           Chief Executive Officer


                              CHASEMELLON SHAREHOLDER SERVICES,
                              L.L.C., as successor in interest to Manufacturers Hanover Trust Company


                              By:   /s/ Barbara J. Robbins
                                    ------------------------------------
                                    Name:  Barbara J. Robbins
                                    Title: Vice President